Exhibit 1.8

ARTICLES OF AMENDMENT OF DIANA CONTAINERSHIPS INC. Reg. No. 38911

REPUBLIC OF THE MARSHALL ISLANDS REGISTRAR OF CORPORATIONS DUPLICATE COPY
NON RESIDENT	The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on

February 25, 2019

/s/ Christine Kahler
Christine Kahler Deputy Registrar

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
DIANA CONTAINERSHIPS INC.
PURSUANT TO SECTION 90 OF
THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, Ioannis Zafirakis, as the Chief Strategy Officer and Secretary of Diana Containerships Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Corporation”), for the purpose of amending the Amended and Restated Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, as amended, hereby certifies that:
1.	The name of the Corporation is: Diana Containerships Inc.
2.	The Articles of Incorporation were filed with the Registrar of Corporations on the 7th day of January, 2010.
3.
The Articles of Incorporation were amended and restated in their entirety and filed with the Registrar of Corporations on the 19th day of February, 2010; were further amended and restated in their entirety and filed with the Registrar of Corporations on the 5th day of March, 2010; and were further amended and restated in their entirety and filed with the Registrar of Corporations on the 5th day of April, 2010 (the “Amended and Restated Articles of Incorporation”).

4.
The Statement of Designations of rights, preferences and privileges of the Corporation’s Series A Participating Preferred Stock was filed with the Registrar of Corporations on the 2nd day of August, 2010.

5.	Articles of Amendment were filed with the Registrar of Corporations on the 8th day of June, 2016.
6.
The Statement of Designations of rights, preferences and privileges of the Corporation’s Series B-1 Convertible Preferred Stock was filed with the Registrar of Corporations on the 21st day of March, 2017.

7.
The Statement of Designations of rights, preferences and privileges of the Corporation’s Series B-2 Convertible Preferred Stock was filed with the Registrar of Corporations on the 21st day of March, 2017.

8.	The Statement of Designations of rights, preferences and privileges of the Corporation’s Series C Preferred Stock was filed with the Registrar of Corporations on the 30th day of May, 2017.
9.	Articles of Amendment were filed with the Registrar of Corporations on the 3rd day of July, 2017.
10.	Articles of Amendment were filed with the Registrar of Corporations on the 26th day of July, 2017.
11.	Articles of Amendment were filed with the Registrar of Corporations on the 23rd day of August, 2017.
12.	Articles of Amendment were filed with the Registrar of Corporations on the 22nd day of September, 2017.
13.	Articles of Amendment were filed with the Registrar of Corporations on the 1st day of November, 2017.
14.
Section A of the Amended and Restated Articles of Incorporation is hereby amended to reflect a change of name the Corporation. Section A of the Amended and Restated Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

“The name of the Corporation shall be: “Performance Shipping Inc.”
15.	All of the other provisions of the Amended and Restated Articles of Incorporation shall remain unchanged.
16.
This amendment to the Amended and Restated Articles of Incorporation was approved by the affirmative vote of a majority of the voting power of all outstanding shares of the Corporation with a right to vote thereon at the Annual Meeting of Shareholders of the Corporation held on February 19, 2019, and by the Corporation’s Board of Directors on November 20, 2018.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Amended and Restated Articles of Incorporation on this 25th day of February, 2019.

/s/ Ioannis Zafirakis
Name:	Ioannis Zafirakis
Title:	Chief Strategy Officer and Secretary

REPUBLIC OF THE MARSHALL ISLANDS
OFFICE OF THE REGISTRAR OF CORPORATIONS
CERTIFICATE OF INCORPORATION
I HEREBY CERTIFY that
PERFORMANCE SHIPPING INC.
Reg. No. 38911
formerly known as
DIANA CONTAINERSHIPS INC.
Reg. No. 38911
is duly incorporated and has filed articles of incorporation under the provisions of the Marshall Islands Business Corporations Act on
January 7, 2010

WITNESS my hand and the official seal of the Registry on February 25, 2019.

/s/ Christine Kahler
Christine Kahler Deputy Registrar